UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2008
Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31711	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Dragon Street, Suite B, Dallas, Texas 75207
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(214) 623-8446

Former name or address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Home Solutions of America, Inc (the “Company”) has settled its initial claim on the Vista Royale Condominiums component of the Florida Insurance Guarantee Association (“FIGA”) construction recovery claim for $35 million. After deduction for monies previously paid as well as payments to the Vista Homeowner’s Association, certain legal fees and payments made to select subcontractors, the Company received approximately $14 million. The Company has two additional unresolved claims with FIGA for work completed on the Delmar Condominiums and Tropic Villa Condominiums in Florida which the Company continues to pursue. The settlement removes a lien of $23.7 million recorded against the property for the unpaid portion of work, which was dismissed as part of the settlement. A copy of the final settlement agreement has been included as Exhibit 4.1 and is incorporated by reference herein.
The Company entered into a Forbearance Agreement dated February 6, 2008 with its lenders under its Revolving Credit Facility, Term Loan and Letter of Credit Facility. Under the Forbearance Agreement, the Company paid $10.1 million in principal from the FIGA proceeds, which reduced the outstanding amounts due under the facilities to $39.9 million, in exchange for the lenders agreeing, subject to certain conditions including the absence of any subsequent default, to forego taking any action permitted under the original credit facility until July 1, 2008. The Company also paid all accrued interest in an amount of $1.28 million and a fee of $100,000 to the lenders. In addition the Company is permitted to keep up to $1.25 million from an anticipated Federal Tax Refund expected during the 2008 first quarter and up to $1.75 million from any future settlement with FIGA on the Delmar property. Proceeds received by the Company above these amounts will be used to further pay down the Company’s obligation to its lenders. A copy of the Forbearance Agreement has been included as Exhibit 4.2 and is incorporated by reference herein.
Item 5.02 Departure of Directors of Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Brian Marshall has resigned as Vice President of Home Solutions of America and President of the Company’s wholly owned subsidiary Fireline Restoration, Inc. (which the Company acquired in July 2006). He will continue as a member of the Board of Directors until the expiration of his term at the time of the Company’s annual meeting later this year.
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

4.1	Settlement Agreement and Mutual General Release

4.2	Forbearance Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
Date: February 7, 2008	By:	/s/ Jeffrey M. Mattich
		Name:	Jeffrey M. Mattich
		Title:	Chief Financial Officer

Exhibit Index

4.1	Settlement Agreement and Mutual General Release

4.2	Forbearance Agreement

4